EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Benacquista Galleries, Inc. and subsidiaries, (the “Company”) on 10-KSB for the fiscal year ended September 30, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, James Price, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 13, 2006	/s/ James Price
James Price
Chief Executive Officer and Chief Financial Officer